Exhibit 10.4

THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE

WAREHOUSING AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO FIFTH AMENDED AND RESTATED MORTGAGE WAREHOUSING AND SECURITY AGREEMENT (this “Amendment”) is made as of June 20, 2012, by and among EF&A FUNDING, L.L.C., d/b/a ALLIANT CAPITAL, LLC (the “Borrower”), BANK OF AMERICA, N.A., as Credit Agent (in such capacity, the “Credit Agent”), and the LENDERS party to this Amendment (the “Lenders”).

WITNESSETH:

WHEREAS, capitalized terms used in this Amendment without definition have the meanings provided therefor in that certain Fifth Amended and Restated Mortgage Warehousing and Security Agreement dated as of April 16, 2010, by and among the Borrower, the Credit Agent and the Lenders (as amended to date, the “Loan Agreement”); and

WHEREAS, the Borrower has requested that the Credit Agent and the Lenders agree to further amend the Loan Agreement, and the Credit Agent and the Lenders have agreed to further amend the Loan Agreement, on, and subject to, the terms and conditions set forth herein,

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Credit Agent, and the Lenders agree as follows:

1.                            Amendment to Loan Agreement. As of the Effective Date (as hereafter defined), the Loan Agreement is hereby amended as follows:

(a)                                 The date “June 30, 2012” where it appears in clause (2) of the second sentence of Section 1.1(i) of the Loan Agreement is hereby deleted and replaced with “June 30, 2013.”

(b)                                 Sections 1.6(vi)(i) and 1.6(vi)(j) of the Loan Agreement are hereby deleted and replaced with “Intentionally omitted.”

(c)                                  Exhibit B to the Loan Agreement as in effect on the Effective Date is annexed hereto, and replaces Exhibit B as in effect immediately prior to the Effective Date. Such Exhibit B shall remain subject to all of the applicable provisions of the Loan Agreement, including as set forth in Section 1.1.3(iii).

2.                            Conditions Precedent. This Amendment shall be effective upon the satisfaction by the Borrower of, or written waiver by Credit Agent of, the following conditions and any other conditions set forth in this Amendment, by no later than 4:00 p.m. (Chicago time) on the date hereof, subject to extension at the discretion of the Credit Agent (with the date, if at all, by which such conditions have been satisfied or waived being referred to herein as, the “Effective Date”), failing which this Amendment and all related documents shall be null and void at the option of the Credit Agent:

(a)                   The Credit Agent shall have received the following:

(i)                                     This Amendment, duly executed by the Borrower, the Lenders, and the Credit Agent.

(ii)                                  A certificate of legal existence and good standing from the Secretary of State of Michigan dated not more than thirty (30) days prior to the date hereof.

(iii)                               Current Uniform Commercial Code, judgment, and other liens searches with respect to the Borrower, in such jurisdictions as the Credit Agent deems appropriate, to be satisfactory to the Credit Agent and showing no liens other than in favor of the Credit Agent or as otherwise may be permitted pursuant to the Loan Agreement.

(iv)                              Such other documents as the Credit Agent may reasonably request.

(b)                                 No Default or Event of Default will exist as of the Effective Date.

(c)                                  The Borrower shall have paid to the Credit Agent, for the account of the Lenders, a non-refundable, fully earned commitment fee in the amount of $100,000.

(d)                                 The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents shall have been when made, and will be on the Effective Date, true and correct in all material respects, except as to matters which speak to a specific date and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(e)                                  In addition to all other expense payment and reimbursement obligations of the Borrower under the Loan Agreement and other Loan Documents, the Borrower will pay or reimburse the Credit Agent its costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses and disbursements) incurred in connection with the preparation of this Amendment, the Loan Agreement, and any other documents in connection herewith and therewith.

3.                                      Conditions Subsequent. Borrower shall deliver to Credit Agent within thirty (30) days after the execution date of this Amendment, an updated certificate of the Borrower, substantially in the form of Exhibit H attached to the Loan Agreement, with appropriate modifications as relating to this Amendment, insertions, attachments and signatures.

4.                                      Waiver of Claims. The Borrower as of the date hereof and as of the Effective Date, acknowledges, confirms and agrees that it has no offsets, defenses, claims, counterclaims or causes of action of any kind or nature against the Credit Agent and/or any Lender with respect to any of its liabilities and obligations owing to the Credit Agent and/or any Lender, and, in any event, as of the date hereof and as of the Effective Date the Borrower specifically waives, releases, and forever relinquishes all claims, demands, obligations, liabilities, and causes of action of whatever kind or nature, whether known or unknown, which it has or may have as of the date hereof against the Credit Agent and/or the Lenders, or their respective affiliates, officers, directors, employees, agents, attorneys, independent contractors, and predecessors, together with their successors and assigns, directly or indirectly arising out of or based upon any matter connected with the Loan Agreement or the administration thereof or the obligations created thereby.

5.                                      Acknowledgments by Borrower. As of the date hereof and as of the Effective Date, the Borrower acknowledges, confirms, represents and warrants and agrees that:

(a)                                 This Amendment is a Loan Document.

(b)                                 Except as provided herein, the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, and, as of the date hereof and as of the Effective Date, the Borrower hereby (x) ratifies, confirms and reaffirms all and singular of the terms and conditions of the Loan Agreement and the other Loan Documents applicable to the Borrower, and (y) represents and warrants that:

(i)                                     As of the date the Borrower executes this Amendment, no Default or Event of Default exists, and no Default or Event of Default will exist as of the Effective Date.

(ii)                                  The representations and warranties made by the Borrower in the Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, and will be true and correct in all material respects as of the Effective Date, except as to matters which speak to a specific date and changes in the ordinary course to the extent permitted and contemplated by the Loan Agreement.

(iii)                               The Borrower has the power and authority and legal right to execute, deliver and perform this Amendment, and has taken all necessary action to authorize the execution, delivery, and performance of this Amendment, and the person executing and delivering this Amendment on behalf of the Borrower is duly authorized to do so.

(iv)                              This Amendment has been duly executed and delivered on behalf of the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of applicable ‘bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(v)                                 The Borrower has delivered to Credit Agent, a fully completed and duly executed compliance certificate in the form of Exhibit F attached to the Loan Agreement. The Credit Agent hereby acknowledges receipt and acceptance thereof.

(c)                                  The Borrower shall promptly pay upon receipt of an invoice or statement therefor the reasonable attorneys’ fees and expenses and disbursements incurred by the Credit Agent in connection with this Amendment and all previous matters relating to the Loan Agreement and the Borrower’s relationship with the Credit Agent and the Lenders.

6.                                      Miscellaneous.

(a)                                 This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Signatures transmitted electronically (including by fax or e-mail) shall have the same legal effect as the originals, but each party nevertheless shall deliver original signed counterparts of this Amendment to each other party upon request of another party.

(b)                                 This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  This Amendment shall be governed in accordance with the internal laws of the State of New York (without regard to conflict of laws principles which would result in the application of the law of another jurisdiction) as an instrument under seal.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EF&A FUNDING, L.L.C., d/b/a ALLIANT CAPITAL, LLC

By:	Alliant Mgmt, Inc., its Manager

	By	/s/ Kelley Prevete
	Name:	Kelley Prevete
	Title:	Vice President

Signature page to Third Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement

BANK OF AMERICA, N.A., as Credit Agent and Lender

By	/s/ Seamus O’ Mahoney
Name:	Seamus O’ Mahoney
Title:	SVP

Signature page to Third Amendment to Fifth Amended and Restated Mortgage Warehousing and Security Agreement